UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2007

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SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-32013	91-2037081
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

12012 Southshore Boulevard, Suite 103, Wellington, Florida 33414

(Address of Principal Executive Office) (Zip Code)

(561) 793-7233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement.

On June 22, 2007, Spear & Jackson, Inc. (the "Company") entered into a definitive merger agreement (the "Agreement") by and among United Pacific Industries Limited, a Bermuda corporation ("UPI"), Pantene Global Holdings Limited, a Hong Kong corporation and a wholly-owned subsidiary of UPI ("Pantene" and collectively with UPI the "Parent"), and Pantene Global Acquisition Corp., a Nevada corporation ("Merger Sub") and a wholly-owned subsidiary of Pantene, a copy of which is attached to this Form 8-K as Exhibit 2.1. Under the terms of the Agreement, the Company shall be merged with and into Merger Sub (the "Merger") and at the effective time of the Merger, the separate existence of the Company shall cease and the Merger Sub shall continue as the surviving corporation. The stockholders of the Company (other than Parent, Merger Sub or any wholly-owned subsidiary of Parent holding any shares in the Company and stockholders of the Company who exercise their dissenters' rights under Nevada law) will receive a cash payment of $1.96 per share.

The proposed transaction will result in the acquisition by Parent of all the outstanding shares of common stock of the Company other than the shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent. The closing of the proposed transaction is subject to, among other things, i) approval of the proposed transaction by the affirmative vote of majority outstanding shares of the Company (UPI is the Company's majority stockholder and intends to vote its shares in favor of the merger transaction); (ii) approval of the proposed transaction by the shareholders of UPI; (iii) receipt of any regulatory approvals and third party consents; and (iv) since the date of the Agreement, no Effect (as defined in the Agreement), shall have occurred individually or when together with all other Effects has or would be reasonably expected to have a Company Material Adverse Effect (as such term is defined in the Agreement). A copy of the Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference and the description of such Agreement is qualified in its entirety by reference to such exhibit. A copy of the Company's press release pertaining to the Agreement is included herein as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the notes regarding forward-looking statements.

The Finance Committee engaged Capitalink L.C. ("Capitalink") to serve as financial advisor to the Finance Committee. On June 14, 2007, Capitalink delivered an opinion to the Finance Committee that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of the Company (other than United Pacific Industries Limited and its affiliates and stockholders who invest in Parent or United Pacific Industries Limited).

In connection with the Merger, the Company will file a proxy statement with the SEC. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the parties to the Merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company.

Spear & Jackson, Inc. and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information concerning Spear & Jackson, Inc.'s participants is set forth in its annual report on Form 10-K as filed with the SEC. Additional information regarding the interests of participants of Spear & Jackson, Inc. in the solicitation of proxies in respect of the merger will be included in the proxy statement to be filed with the SEC.

ITEM 9.01

Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated June 22, 2007 by and among United Pacific Industries Limited, Pantene Global Holdings Limited, Pantene Global Acquisition Corp. and Spear & Jackson, Inc.
99.1	Press Release issued by the Company on June 25, 2007 regarding accepting UPI offer to purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ PATRICK J. DYSON
Patrick J. Dyson Chairman and Chief Financial Officer

Date:  June 22, 2007

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